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Exhibit 99.1

Consolidated Energy, Inc. Announces Entry Into Supply Contract With American Electric Power

BETSY LAYNE, KY, May 22, 2005 -- Consolidated Energy, Inc. (OTCBB: CEIW) ("The Company") announced today that Eastern Consolidated Energy, Inc. [ECEI] a wholly owned subsidiary of Consolidated Energy Inc., executed an agreement with American Electric Power (AEP) for a long-term coal supply contract for Ohio Valley Electric Corporation's ("KPC") Kyger Creek Plant. This contract has a face value of more than $36,000,000. The contract provides that ECEI will deliver to the Kyger Creek plant an average of 52,500 tons of coal per month for twelve months from one of several coal reserves held by ECEI beginning no later than July 1, 2005. The contract also provides AEP with the option to have ECEI deliver 50,000 tons of coal per month to the Kyger Creek plant for an additional 24 months under the "Extended Term" provisions of the Agreement, which must be optioned by AEP no later than April 1, 2006. Should AEP exercise the additional 24 month option, the value of the contract would be approximately $100,000,000. The Company anticipates that this contract and option, which when added to a previously consummated $73,000,000 long-term AEP contract, will translate to over $173,000,000 of revenues over the next 42 months.

David Guthrie, President and CEO of the Company stated that "ECEI had been pursuing this contract for several months and feels fortunate to have this contract come to fruition." Mr. Guthrie further stated that "we anticipate that revenues realized from the production and sales from these contracts will allow ECEI to accelerate the expansion and development of its Central Appalachian coal reserves".

Newly acquired mining equipment has been received and positioned at the Alma mine face. The belt line is in place and production is scheduled to begin in the Alma section on or about May 25, 2005.

About Consolidated Energy, Inc.

Consolidated Energy, Inc. is engaged in coal mining operations, gas and oil exploration and development, and development of related clean energy technologies that are environmentally friendly. The Company's main business focus is operating its mining subsidiary, Eastern Consolidated Energy, Inc., to the successful development of a profitable coal mining operation in eastern Kentucky. The Company has also begun operations through its gas and oil subsidiary, Eastern Consolidated Oil & Gas, Inc. The Company is also engaged in the development, implementation and distribution of a clean-coal technology that it hopes will provide an improved and environmentally friendly form of coal that can be cost effectively employed in all utility, industrial and commercial domestic and international markets.

Contact:
     Consolidated Energy, Inc.,
     David Guthrie, 317-287-0419
     dguthrie@ceiw.net

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Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks, which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.